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                                                                    Exhibit 10.6

                              R&D SYSTEMS COMPANY
                            CROSS LICENSE AGREEMENT
                                      WITH
                          THE DISTRIBUTION TEAM, INC.

This Cross License Agreement ("Agreement") is entered into this 16th day of August, 1995 (the Effective Date), by and between R&D Systems Company, ("R&D"), a Colorado corporation having its principal place of business at 5225 North Academy Blvd., Suite 100, Colorado Springs, Colorado 80918 , and The Distribution Team, Inc. ("DT"), a Texas Corporation having its principal location at 4164 Austin Bluffs Parkway, Suite 338, Colorado Springs, Colorado, 80918.

R&D either owns or has the right to license the software products ("Software") and their accompanying printed material ("Collateral Material") covered by this Agreement;

R&D desires to grant and DT desires to accept a license to use the Software subject to the terms and conditions contained herein;

In consideration of the above premises and the mutual covenants and conditions contained herein, R&D and DT agree as follows:

1.  Recitals.
    --------

(a) R&D Systems Company. R&D is engaged in the business of developing,
    -------------------
distributing and licensing distribution inventory management Software called Trend, as well as selling the computer hardware on which to run said Software. Among the Software modules developed and licensed by R&D is an on-line Operations Guide ("Operations Guide").

(b) Intellex:  Intellex, a division of R&D, is engaged in the business of
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developing strategic data warehouse applications for PC networks primarily to complement the operational systems (like Trend) offered by other R&D divisions. Included with Intellex's initial Software product offering, is a subsystem Software product entitled Manager's Handbook ("Handbook"). This subsystem allows the user access to expert advice from ideas generated by industry experts, and supplied to DT or the Intellex Division for inclusion in the Handbook and which may be licensed along with the Operations Guide.

(c) The Distribution Team: The Distribution Team, hereinafter "DT" desires to
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obtain a copy of the Handbook code in order to develop a specific expert module incorporating the expertise and advice of an industry expert Gordon Graham, whose philosophies and teachings will be incorporated in a specific Handbook called the "GGHandbook", or other handbooks at their sole discretion.

2.   Grant of License.  R&D grants to DT and DT accepts,  the following non-
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transferable, non-exclusive rights:

(a) A perpetual license to market and sublicense the Handbook Software in source or object code format as a standalone application outside of the R&D and/or Intellex customer base, (unless modified in writing to the contrary); DT acknowledges they are receiving a copy of the Handbook Software in both source and object code format, and may sublicense source and object code to its' customers. DT agrees to provide a list of its customers so licensed to R&D on a quarterly calendar basis.

(b) A $2,000 royalty shall be paid to DT on every GGHandbook Software module sold with each new Operations Guide customer licensed by R&D. For the purposes of this Agreement, a new Operations Guide customer shall be defined as a customer licensing Software from R&D wherein Operations Guide is licensed along with other Software modules or products and is part of an overall Software package licensed thereunder. R&D shall have no limitations on the prices for such Software charged to its' customers, and R&D shall also have total discretion as to whether such GGHandbook is sold as a separate module or sold/bundled within its Software. If the SHIMS Software, owned by R&D and marketed through the UDS division of R&D, uses Operations Guide concepts or chooses to market the GGHandbook, the same $2,000 royalty will apply. Payments will be made to DT on a quarterly basis and will be disbursed by R&D within thirty (30) days of the close of a calendar quarter (March, June, September and December). To qualify for payment, a sale must have been recognized as revenue by R&D and R&D must have been paid in full by customer. R&D hereby commits to including the GGHandbook in each license of its Operations Guide. The $2,000 per license royalty may be fully paid up at any time by R&D via the execution of a one-time $500,000 license payment to DT less any previously paid $2,000 royalty payments accumulated up until execution of this one-time buy-out provision. Upon

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execution of the buy-out provision by R&D, DT shall be released from any support or update obligations on the GGHandbook and R&D shall be granted a perpetual license for the GGHandbook and all related Collateral Materials. Updated Collateral materials and releases of the GGHandbook Software will become the responsibility of R&D for its' own customers.

(c) An option to market GGHandbook directly into R&D and/or Intellex customer base. Should DT choose to exercise this option, they will:

     1)  Notify R&D in writing of their intention to exercise the option sixty
(60) days in advance of the date they wish to begin marketing;

     2) Assume all responsibilities for billing and collections for sales of Handbook into the R&D and/or Intellex customer base; and

     3) Pay R&D a pre-negotiated royalty (in writing) on any sale into the R&D and/or Intellex customer base (regardless of actual sale price by DT to customer).

(d) The understanding between the parties that, should a customer license GGHandbook from DT and later become a customer of R&D/Intellex for an operational system such as Trend or SHIMS or another like strategic system such as Profit Workbench, DT will not receive the $2,000 royalty payment. Furthermore, in such cases, the Intellex division of R&D will not pay its royalty payment specified in section 2.c.4.

3.   Grant from DT to R&D: R&D shall be granted the right from the effective
     ----------------------
date of this Agreement until January 1, 1997, to purchase from DT books and videos known as the Gordon Graham books and videos owned by DT at a fifty percent (50%) discount off current list price (Attached as Exhibit 1.) After January 1, 1997, R&D's discount will be eighteen percent (18%) of the current list price.

4.   Ownership of Software.  The Software, Handbook (including any images,
     ---------------------
"applets", photographs, animations, video, audio, music and text incorporated into the Software) is owned by R&D or its suppliers and DT shall have no ownership interests therein. The Software is protected by United States copyright laws and international treaty provisions. Therefore, DT must treat the Handbook Software like any other copyrighted material (e.g., a book or musical recording) except that they may either (a) make one (1) copy of the
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Handbook Software solely for backup or archival purposes, or (b) transfer the
Handbook Software to a single hard disk provided they keep the original solely for backup or archival purposes. DT agrees to take all reasonable steps to protect the confidentiality of the Handbook Software and Collateral Material.

Likewise, the data stored in the Handbook database is owned by DT and is protected by United States copyright laws and international treaty provisions. R&D agrees to take all reasonable steps to protect the confidentiality of DT's copyrighted material.

R&D acknowledges that DT shall have full ownership of the GGHandbook and R&D shall have no rights of ownership therein.

5.   Technical & other Support Services from R&D.  R&D will provide DT with
     -------------------------------------------
unlimited access to the Intellex/R&D Bulletin Board. Should DT need technical support other than through the Bulletin Board, R&D will make it available to DT subject to the applicable fees and terms in place at the time such support is requested by DT. R&D will supply DT with contacts of all third party tool vendors to enable DT to establish their own relationships with such vendors. R&D will provide assistance to DT via reasonably requested and required resources, which may be a combination of personnel, video and personal computer equipment. Accounting and other administrative support services will be supplied at $250 per month or $3,000 per year and so long as R&D continues to receive the preferred royalty rate of $2,000. The adequacy of such fees will be reviewed annually by R&D's Board of Directors. All costs of duplication and distribution of GGHandbook Software and Collateral Materials will be the sole responsibility of DT.

6.   Confidentiality.  DT agrees that they shall, during the term of this
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Agreement, take all steps which are reasonable to safeguard the confidentiality of, and proprietary rights to, the confidential information ("Confidential Information") of the other party which may be disclosed as part of the execution of this Agreement (including, but not limited to, product plans, designs, business plans, technical specifications, research, customer or financial data) and shall not, without prior written consent of R&D, (i) use such Confidential Information for their own benefit or the benefit of any third party except for purposes expressly provided for in this Agreement, or (ii) disclose such Confidential Information to any third party; provided, however, that this provision shall not be construed to restrict the disclosure of information which
(a) is publicly known at the time of its disclosure to DT, (b) is lawfully received by DT from a third party not bound to a confidential relationship to R&D, (c) was already known by DT prior to entering into this Agreement or (d) is required by law to be disclosed.

7.   Representations and Indemnification by DT.
     -----------------------------------------
(a) DT represents and warrants that they have the full power and authority to enter into this Agreement and that they shall make no representations and/or warranties to their customers regarding the use of the

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Software except as may be contained in the documentation published by R&D and approved by DT.

(b) DT shall indemnify and hold R&D harmless from any claim, action or other liability whatsoever resulting from the use of the Software and Collateral Materials by their customers or from representations made by DT to their customers in breach of Section 7(a).

(c) DT shall be responsible for all marketing activities for their sales of Handbook and their associated costs. Further, DT shall be responsible for all billing and collection activities for their customers.

(d) DT shall be responsible for distribution and support of Handbook to their customers.

(e) DT shall be responsible for any enhancements made to the data stored in the Handbook database and agrees to provide such enhancements back to R&D for their inclusion into R&D'vs copies of Handbook no less than thirty (30) days prior to their release to their customers.

(f) Should DT make any programmatic changes to the Handbook application or Handbook database, they agree to inform R&D of such changes and provide such changes back to R&D for inclusion into their copies of the Handbook application no less than sixty (60) days prior to the release of such changes to R&D's customers, should R&D elect at their sole option to include such changes.

8.   Representations and Indemnification by R&D.
     ------------------------------------------

(a) R&D represents and warrants that it has the full power and authority to enter into this Agreement and that it shall make no representations and/or warranties to DT's customers regarding the use of the Software except as may be contained in the documentation published by R&D as approved by DT.

(b) All Handbook Software modules delivered by R&D to new customers within the R&D/Intellex customer base will require DT to provide a registration code upon their installation. Furthermore, they will include a registration card which must be completed and returned to DT for their tracking.

(c) R&D will invest the development resources necessary to provide a standalone Handbook Software application with video drill down capabilities to the Handbook.

Should DT wish any enhancements or new features be added to the Handbook application, R&D will bid the time necessary to make such enhancements to them subject to the applicable fees and terms in place at the time it is requested by DT.

(d) R&D agrees to develop an entry level set of documentation for Handbook and a "how to" video and provide it to DT for their use in the sales of Handbook to their customers.

(e) R&D agrees not to build a competing product to the GGHandbook, but shall not be restricted from building any other expert Handbook.

9.   R&D's Limited Warranty.  R&D warrants that the Software will perform
     ----------------------
substantially in accordance with accompanying printed material for a period of sixty (60) days from the date of receipt, so long as the Software is properly used in the operating environment specified in the accompanying printed material.

(a)  Remedies.  R&D's entire liability and DT's exclusive remedy shall be, at
     --------
R&D's option, either (a) return of the paid price or (b) repair or replacement of the Software that does not meet R&D's Limited Warranty and that is returned to R&D within the warranty period. This Limited Warranty is void if failure of the Software has resulted from accident, abuse, or misapplication. Any replacement Software will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

(b)  No Other Warranties.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,
     -------------------
R&D DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE, AND THE ACCOMPANYING PRINTED MATERIALS.

(c)  No Liability for Consequential Damages.  TO THE MAXIMUM EXTENT PERMITTED BY
     --------------------------------------
APPLICABLE LAW, IN NO EVENT SHALL R&D OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THESE R&D PRODUCTS, EVEN IF R&D HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. R&D'S MAXIMUM LIABILITY REGARDLESS OF THE FORM OF ACTION SHALL NOT EXCEED THE INITIAL LICENSE FEE PAID BY CUSTOMER FOR THE SOFTWARE.

10. DT's Limited Warranty.  DT warrants that the data will perform substantially
    ----------------------
in accordance with accompanying printed material for a period of sixty (60) days from the date of receipt, so long as the data is properly used in the operating environment specified in the accompanying printed material.

(a)  Remedies.  DT's entire liability and R&D's exclusive remedy shall be, at
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DT's option, either (a) return of the paid price or (b) repair or replacement of the data that does not meet DT's Limited Warranty

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and that is returned to DT within the warranty period. This Limited Warranty is void if failure of the data has resulted from accident, abuse, or misapplication. Any replacement data will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

(b)  No Other Warranties.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, DT
     -------------------
DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE DATA, AND THE ACCOMPANYING PRINTED MATERIALS.

(c)  No Liability for Consequential Damages.  TO THE MAXIMUM EXTENT PERMITTED BY
     --------------------------------------
APPLICABLE LAW, IN NO EVENT SHALL DT OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE DT'S PRODUCTS, EVEN IF DT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  General.
     -------

(a)  Reservation of Rights and Remedies.  In addition to any specific right or
     ----------------------------------
remedy provided by this Agreement, R&D and DT reserve all other rights and remedies available by law.

(b)  Force Majeure.  Neither party shall be liable for any delays in the
     -------------
performance of any of their obligations under this Agreement (other than the obligation to issue payments) due to causes beyond their reasonable control, including but not limited to, fire, strike, war, riots, acts of any civil or military authority, judicial action, acts of God, or other casualty or natural calamity for so long as and to the extent that the effects of such circumstance continue.

(c)  Severability.  If any one or more of the provisions of this Agreement are
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finally adjudicated to be partially or entirely unenforceable by a court of competent jurisdiction, then this Agreement shall be construed as if such unlawful provision had not been contained within.

(d)  Waiver of Performance.  A waiver of any breach or default under this
     ---------------------
Agreement shall not be a waiver of any other or subsequent breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

(e)  Taxes.  All charges in this Agreement are exclusive of sales and use taxes.
     -----
If any such taxes are imposed on transactions covered by this Agreement by any state, local, federal or special jurisdiction in the United States, the selling party, either DT or R&D, agrees that the collection and disbursement of such taxes are their responsibility.

(f)  Notices.  Required notices under this Agreement shall be deemed delivered
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when (i) personally delivered, (ii) faxed with confirmation to a designated fax number, or (iii) upon signed receipt when delivered by certified or registered mail. Such notices shall be sent to the other party at their address set forth on the first page of this Agreement.

(g)  Export Administration. This Agreement shall be subject to all applicable
     ---------------------
United States and Territory laws, rules and regulations relating to the Software and Collateral Materials including export regulations of the U.S. Commerce Department. DT and R&D shall comply with all such laws, rules and regulations.

(h)  Governing Law.  This Agreement shall be governed by and construed to be in
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accordance with the laws of the State of Colorado and the parties hereto agree to submit to the exclusive jurisdiction of the U.S. District Court, District of Colorado.

(i)  Effect of Agreement.  This Agreement embodies the entire Agreement and
     -------------------
understanding of the parties and supersede any and all prior agreements, arrangements and understandings, whether verbal or in writing, relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the parties. The captions are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have signed this Agreement as effective the day and year first above written.


R&D SYSTEMS COMPANY                              THE DISTRIBUTION TEAM, INC.

By: /s/ K. J. Cunningham                By:  /s/ Guy Lammle
    ----------------------------             -------------------------------

Printed Name:  K. J. Cunningham         Printed Name  Lammle, Guy
               -----------------                      ----------------------

Title:  Chief Admin. Officer            Title: Chairman
        ------------------------               -----------------------------

Date:     8/16/95                       Date:  8/16/95
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v

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                                         AMENDMENT #1 TO THE R&D SYSTEMS COMPANY
                                   CROSS LICENSE AGREEMENT WITH THE DISTRIBUTION
                                                TEAM, INC. DATED AUGUST 16, 1996

As R&D Systems Company is exercising the rights granted by The Distribution Team under the above referenced Agreement effective this 14th daye of August, 1996 to purchase a perpetual license to the GGHandbook for $500,000 less any royalties paid to date, said Agreement is hereby amended as follows:

SECTION 2(B) GRANT OF LICENSE is DELETED in its' entirety.
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SECTION 2 (D) GRANT OF LICENSE is amended as follows:  THE LAST
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SENTENCE..."Furthermore, in such cases, the Intellex division of R&D will not pay its royalty payment specified in Section 2.c.4" IS DELETED.

SECTION 5 TECHNICAL & OTHER SUPPORT SERVICES FROM R&D is hereby AMENDED as
          -------------------------------------------
follows. ..."Accounting and other administrative support services will be supplied at $250 per month or $3,000 per year and so long as R&D continues to receive the preferred royalty rate of $2,000." shall be DELETED.

All other terms and conditions of the Agreement shall remain unchanged. Ownership of the Handbook and the Manager's Handbook shall continue to reside with R&D Systems. Ownership of the GGHandbook shall continue to reside with The Distribution Team, Inc.

IN WITNESS WHEREOF, the undersigned have signed this Agreement effective the day and year first written above.


R&D Systems Company                   The Distribution Team, Inc.

By:     /s/ K. J. Cunningham          By:     /s/ Scott F. Stratman
        -----------------------               -------------------------

Name:   K. J. Cunningham              Name:   Scott F. Stratman
        -----------------------               -------------------------

Title:  Chief Operating Officer       Title:  President
        -----------------------               -------------------------

Date:   8/16/96                       Date:   8/25/96
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